Exhibit 99.3

MEDIA CONTACT:
Jenna Focarino
Media Director
Miller DeMartine Group
845 893-7586
jfocarino@mdgpr.com
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FOR IMMEDIATE RELEASE

   MOULIN INTERNATIONAL AND GOLDEN GATE CAPITAL TO ACQUIRE EYE CARE CENTERS OF
           AMERICA FROM THOMAS H. LEE PARTNERS AND SENIOR MANAGEMENT

SAN ANTONIO, TEXAS - DECEMBER 2, 2004 - Eye Care Centers of America, Inc.
(ECCA), the second largest optical retail chain in the U.S., today announced that Thomas H. Lee Partners, its largest investor, and members of senior management have entered into a definitive agreement to sell the company to Moulin International Holdings Limited and Golden Gate Capital for $450 million. The transaction, which is subject to regulatory and other approvals, is expected to close in the first quarter of 2005.

David E. McComas, Chairman and CEO of Eye Care Centers, said, "Thomas H. Lee Partners has been a strong and effective partner for us as we redefined our customer value proposition, executed several acquisitions and developed our new market entry strategy. We look forward to working closely with Moulin and Golden Gate Capital on the implementation of the next phase of our growth strategy."

Charles Brizius, Managing Director of Thomas H. Lee Partners, said, "ECCA has been an excellent investment for us. Under the leadership of Dave McComas, ECCA has exceeded our expectations for growth and transformed itself into the leading pure play optical retailer in the industry. We wish Dave and his management team well as they implement the next phase of their growth strategy with new owners."

Cary Ma, CEO of Moulin, said, "We have a great deal of respect for ECCA's accomplishments under the ownership of Thomas H. Lee Partners and we look forward to continued success with the company's management team. We believe that this acquisition combines the strongest source of value product in the optical industry with the most powerful value proposition in the U.S. retail market, and we are very excited about the Group's growth potential going forward."

Merrill Lynch & Co. and Banc of America Securities were the financial advisors to ECCA. JPMorgan was the financial advisor to Moulin International and has provided a commitment for up to $340 million in financing.

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ABOUT MOULIN INTERNATIONAL HOLDINGS LIMITED
Moulin is engaged in the design, manufacture, distribution and retail of quality eyewear products to customers worldwide. The Group consists of a comprehensive global distribution network operating in over seventy countries worldwide, driven by major market subsidiaries in Europe, the United States and the Asia Pacific region. Moulin is the largest eyewear manufacturer in Asia and the third largest worldwide, with production volumes exceeding fifteen million frames per year. Moulin is headquartered in Hong Kong and is one of the constituent stocks on the Hang Seng HK SmallCap Index and Hang Seng Consumer Goods Index under the Hang Seng Composite Index. For more information, please visit www.moulin.com.hk.

ABOUT GOLDEN GATE CAPITAL
Golden Gate Capital is a San Francisco-based private equity investment firm with approximately $2.5 billion of capital under management. Golden Gate is dedicated to partnering with world class management teams to invest in change-intensive, growth businesses. They target investments of up to $100 million in situations where there is a demonstrable opportunity to significantly enhance a company's value. The principals of Golden Gate Capital have a long and successful history of investing with management partners across a wide rage of industries and transaction types, including leveraged buyouts, recapitalizations, corporate divestitures and spin-offs, build-ups and venture stage investing.

ABOUT THOMAS H. LEE PARTNERS, L.P.
Thomas H. Lee Partners, L.P., is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners currently manages approximately $12 billion of committed capital, including its most recent fund, the $6.1 billion Thomas H. Lee Equity Fund V. In addition to Eye Care Centers of America, notable transactions sponsored by the firm include: Simmons Company, Michael Foods, ProSiebenSat.1, American Media, AXIS Capital Holdings Limited, Houghton Mifflin, TransWestern Publishing, National Waterworks, Endurance Specialty Insurance, Vertis, Cott Corporation, United Industries, Rayovac, Fisher Scientific International, Experian, GNC and Snapple Beverage.

ABOUT EYE CARE CENTERS OF AMERICA, INC.
With 378 stores in 33 states, Eye Care Centers of America, Inc. is the second largest retail optical chain in the U.S. The company's brand names include EyeMasters, Binyon's, Visionworks, Hour Eyes, Dr. Bizer's VisionWorld, Dr. Bizer's ValueVision, Doctor's ValuVision, Stein Optical, Vision World, Doctor's VisionWorks, and Eye DRx. Founded in 1984, the company is headquartered in San Antonio, Texas.

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Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this report regarding our


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financial position, business strategy, budgets and plans and objectives of management for future operations are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted in or expressed or implied by such forward-looking statements. Such factors include, among others, the risk and other factors set forth under "Risk Factors" in our Annul Report on Form 10-K for fiscal 2003 as well as the following: general economic and business conditions; industry trends; the loss of major customers, suppliers or managed vision care contracts; cost and availability of raw materials; changes in business strategy or development plans; availability and quality of management; and availability, terms and deployment of capital.

SPECIAL ATTENTION SHOULD BE PAID TO THE FACT THAT CERTAIN STATEMENTS CONTAINED HEREIN ARE FORWARD-LOOKING INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATING TO
(I) OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO NEW STORE OPENINGS AND INCREASING OUR PARTICIPATION IN MANAGED VISION CARE PROGRAMS); (II) OUR ABILITY TO OBTAIN SUFFICIENT RESOURCES TO FINANCE OUR WORKING CAPITAL AND CAPITAL EXPENDITURE NEEDS AND PROVIDE FOR OUR OBLIGATIONS; (III) THE CONTINUING SHIFT IN THE OPTICAL RETAIL INDUSTRY OF MARKET SHARE FROM INDEPENDENT PRACTITIONERS AND SMALL REGIONAL CHAINS TO LARGER OPTICAL RETAIL CHAINS; (IV) INDUSTRY SALES GROWTH; (V) IMPACT OF REFRACTIVE SURGERY AND OTHER CORRECTIVE VISION TECHNIQUES; (VI) DEMOGRAPHIC TRENDS; (VII) OUR MANAGEMENT ARRANGEMENTS WITH PROFESSIONAL CORPORATIONS; (VIII) OUR ABILITY TO OBTAIN ADDITIONAL FINANCING TO REPAY OUR CREDIT FACILITY OR NOTES AT MATURITY AND (IX) THE CONTINUED MEDICAL INDUSTRY EFFORTS TO REDUCE MEDICAL COSTS AND THIRD PARTY REIMBURSEMENTS.


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